Exhibit 99.1

Broadcom Inc. Announces First Quarter Fiscal Year 2026 Financial Results and Quarterly Dividend

•Revenue of $19,311 million for the first quarter, up 29 percent from the prior year period
•GAAP net income of $7,349 million for the first quarter; Non-GAAP net income of $10,185 million for the first quarter
•Adjusted EBITDA of $13,128 million for the first quarter, or 68 percent of revenue
•GAAP diluted EPS of $1.50 for the first quarter; Non-GAAP diluted EPS of $2.05 for the first quarter
•Cash from operations of $8,260 million for the first quarter, less capital expenditures of $250 million, resulted in $8,010 million of free cash flow, or 41 percent of revenue
•Quarterly common stock dividend of $0.65 per share
•Second quarter fiscal year 2026 revenue guidance of approximately $22.0 billion, an increase of 47 percent from the prior year period
•Second quarter fiscal year 2026 Adjusted EBITDA guidance of approximately 68 percent of projected revenue (1)
•New $10 billion share repurchase program

PALO ALTO, Calif. – March 4, 2026 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its first quarter of fiscal year 2026, ended February 1, 2026, provided guidance for its second quarter of fiscal year 2026 and announced its quarterly dividend.

“Broadcom achieved record first quarter revenue on continued strength in AI semiconductor solutions. Q1 AI revenue of $8.4 billion grew 106% year-over-year, above our forecast, driven by robust demand for custom AI accelerators and AI networking,” said Hock Tan, President and CEO of Broadcom Inc. “Our AI revenue growth is accelerating, and we expect AI semiconductor revenue to be $10.7 billion in Q2.”

“Consolidated revenue grew 29% year-over-year to a record $19.3 billion. Adjusted EBITDA increased 30% year-over-year to a record $13.1 billion, representing 68% of revenue. In Q2 we expect revenue growth to increase 47% year-over-year to $22.0 billion, with adjusted EBITDA of 68%,” said Kirsten Spears, CFO of Broadcom Inc. “Consistent with our commitment to return excess cash to shareholders, we returned $10.9 billion in the first quarter through $3.1 billion of cash dividends and $7.8 billion of stock repurchases.”

________________________________
(1) The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

First Quarter Fiscal Year 2026 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q1 26	Q1 25	Change	Q1 26	Q1 25	Change
Net revenue	$19,311	$14,916	+29%	$19,311	$14,916	+29%
Net income	$7,349	$5,503	+34%	$10,185	$7,823	+30%
Earnings per common share - diluted	$1.50	$1.14	+32%	$2.05	$1.60	+28%

(Dollars in millions)	Q1 26	Q1 25	Change
Cash flow from operations	$8,260	$6,113	+35%
Adjusted EBITDA	$13,128	$10,083	+30%
Free cash flow	$8,010	$6,013	+33%

Net revenue by segment
(Dollars in millions)	Q1 26		Q1 25		Change
Semiconductor solutions	$12,515	65%	$8,212	55%	+52%
Infrastructure software	6,796	35	6,704	45	+1%
Total net revenue	$19,311	100%	$14,916	100%

The Company’s cash and cash equivalents at the end of the fiscal quarter were $14,174 million, compared to $16,178 million at the end of the prior fiscal quarter.

During the first fiscal quarter, the Company generated $8,260 million in cash from operations and spent $250 million on capital expenditures, resulting in $8,010 million of free cash flow.

On December 31, 2025, the Company paid a cash dividend of $0.65 per share, totaling $3,086 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below and presented in detail in the financial reconciliation tables attached to this release.

Second Quarter Fiscal Year 2026 Business Outlook

Based on current business trends and conditions, the outlook for the second quarter of fiscal year 2026, ending May 3, 2026, is expected to be as follows:

•Second quarter revenue guidance of approximately $22.0 billion; and
•Second quarter Adjusted EBITDA guidance of approximately 68 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Board of Directors of Broadcom has approved a quarterly cash dividend of $0.65 per share. The dividend is payable on March 31, 2026 to stockholders of record at the close of business (5:00 p.m. Eastern Time) on March 23, 2026.

New Share Repurchase Program

The Board of Directors of Broadcom has authorized a new share repurchase program to repurchase up to $10 billion of its common stock through December 31, 2026. Repurchases under the new share repurchase authorization may be made through a variety of methods, including open market or privately negotiated purchases. The timing and amount of shares repurchased will depend on the stock price, business and market conditions, corporate and regulatory requirements, alternative investment opportunities, acquisition opportunities and other factors. Broadcom is not obligated to repurchase any specific amount of shares of common stock, and the share repurchase program may be suspended or terminated at any time.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the first quarter of fiscal year 2026 and to discuss the business outlook today at 2:00 p.m. Pacific Time.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

Replay: An audio replay of the conference call can be accessed for one year through the Investors section of Broadcom’s website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release to the extent available without unreasonable effort. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related costs, including integration costs, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a technology leader that designs, develops, and supplies semiconductors and infrastructure software for global organizations’ complex, mission-critical needs. Broadcom combines long-term R&D investment with superb execution to deliver the best technology, at scale. Broadcom is a Delaware corporation headquartered in Palo Alto, CA. For more information, visit www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, our plans and expectations with regard to our share repurchases, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, current information available to Broadcom’s management, and current market trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, undue reliance should not be placed on such statements.

Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and uncertainty; government regulations, trade restrictions and trade tensions; global political and economic conditions relating to our international operations; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; the slow or unsuccessful return on our investments, expansion of our business strategy or adoption of new business models; cyclicality in the semiconductor industry or in our target markets; dependence on senior management and our ability to attract and retain qualified personnel; our ability to protect against cybersecurity threats and a breach of security systems; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our dependency on a limited number of suppliers; prolonged disruptions of our, our customers’ or our suppliers’ facilities or other significant operations; our ability to maintain appropriate manufacturing capacity and quality; our ability to continue winning business in the semiconductor solutions industry; dependence on and risks associated with distributors and other channel partners of our products; ability of our software products to manage and secure IT infrastructures and environments; demand for our data center virtualization products and customer acceptance of our products, services and business strategy; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; use of open source software in our products; sales to government customers; our ability to manage products and services lifecycles; our competitive performance; quarterly and annual fluctuations in operating results; our ability to maintain or improve gross margin; any acquisitions or dispositions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; involvement in legal proceedings; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims, or other undetected defects or bugs; our compliance with privacy and data security laws; corporate responsibility matters; our provision for income taxes and overall cash tax costs; our ability to maintain tax concessions in certain jurisdictions; potential tax liabilities as a result of acquiring VMware; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; the amount and frequency of our share repurchase program; and other events and trends on a national, regional, industry-specific and global scale, including those of a political, economic, business, competitive and regulatory nature. We are not obligated to repurchase any specific amount of shares of common stock, and the share repurchase program may be suspended or terminated at any time.

Our filings with the SEC, which are available without charge at the SEC’s website at https://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
650-427-6000
investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	February 1, 2026	November 2, 2025	February 2, 2025

Net revenue	$19,311	$18,015	$14,916
Cost of revenue:
Cost of revenue	4,679	4,213	3,273
Amortization of acquisition-related intangible assets	1,462	1,545	1,484
Restructuring charges	13	8	14
Total cost of revenue	6,154	5,766	4,771
Gross margin	13,157	12,249	10,145
Research and development	2,965	2,981	2,253
Selling, general and administrative	1,019	1,107	949
Amortization of acquisition-related intangible assets	507	507	511
Restructuring and other charges	103	146	172
Total operating expenses	4,594	4,741	3,885
Operating income	8,563	7,508	6,260
Interest expense	(801)	(761)	(873)
Other income, net	433	122	103
Income before income taxes	8,195	6,869	5,490
Provision for (benefit from) income taxes	846	(1,649)	(13)
Net income	$7,349	$8,518	$5,503

Net income per share:
Basic	$1.55	$1.80	$1.17
Diluted	$1.50	$1.74	$1.14

Weighted-average shares used in per share calculations:
Basic	4,741	4,732	4,695
Diluted	4,888	4,889	4,836

Stock-based compensation expense:
Cost of revenue	$236	$237	$153
Research and development	1,447	1,456	822
Selling, general and administrative	493	502	305
Total stock-based compensation expense	$2,176	$2,195	$1,280

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended
	February 1, 2026	November 2, 2025	February 2, 2025

Gross margin on GAAP basis	$13,157	$12,249	$10,145
Amortization of acquisition-related intangible assets	1,462	1,545	1,484
Stock-based compensation expense	236	237	153
Restructuring charges	13	8	14
Gross margin on non-GAAP basis	$14,868	$14,039	$11,796

Research and development on GAAP basis	$2,965	$2,981	$2,253
Stock-based compensation expense	1,447	1,456	822
Research and development on non-GAAP basis	$1,518	$1,525	$1,431

Selling, general and administrative expense on GAAP basis	$1,019	$1,107	$949
Stock-based compensation expense	493	502	305
Acquisition-related costs	2	12	107
Selling, general and administrative expense on non-GAAP basis	$524	$593	$537

Total operating expenses on GAAP basis	$4,594	$4,741	$3,885
Amortization of acquisition-related intangible assets	507	507	511
Stock-based compensation expense	1,940	1,958	1,127
Restructuring and other charges	103	146	172
Acquisition-related costs	2	12	107
Total operating expenses on non-GAAP basis	$2,042	$2,118	$1,968

Operating income on GAAP basis	$8,563	$7,508	$6,260
Amortization of acquisition-related intangible assets	1,969	2,052	1,995
Stock-based compensation expense	2,176	2,195	1,280
Restructuring and other charges	116	154	186
Acquisition-related costs	2	12	107
Operating income on non-GAAP basis	$12,826	$11,921	$9,828

Interest expense on GAAP basis	$(801)	$(761)	$(873)
Loss on debt extinguishment	55	20	65
Interest expense on non-GAAP basis	$(746)	$(741)	$(808)

Other income, net on GAAP basis	$433	$122	$103
Excise tax benefit	(315)	—	—
(Gains) losses on investments	—	(6)	4
Other	—	—	(31)
Other income, net on non-GAAP basis	$118	$116	$76

	Fiscal Quarter Ended
	February 1, 2026	November 2, 2025	February 2, 2025

Provision for (benefit from) income taxes on GAAP basis	$846	$(1,649)	$(13)
Non-GAAP tax reconciling adjustments (1)	1,167	3,231	1,286
Provision for income taxes on non-GAAP basis	$2,013	$1,582	$1,273

Net income on GAAP basis	$7,349	$8,518	$5,503
Amortization of acquisition-related intangible assets	1,969	2,052	1,995
Stock-based compensation expense	2,176	2,195	1,280
Restructuring and other charges	116	154	186
Acquisition-related costs	2	12	107
Loss on debt extinguishment	55	20	65
Excise tax benefit	(315)	—	—
(Gains) losses on investments	—	(6)	4
Other	—	—	(31)
Non-GAAP tax reconciling adjustments (1)	(1,167)	(3,231)	(1,286)
Net income on non-GAAP basis	$10,185	$9,714	$7,823

Net income on GAAP basis	$7,349	$8,518	$5,503
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	1,969	2,052	1,995
Stock-based compensation expense	2,176	2,195	1,280
Restructuring and other charges	116	154	186
Acquisition-related costs	2	12	107
Loss on debt extinguishment	55	20	65
Excise tax benefit	(315)	—	—
(Gains) losses on investments	—	(6)	4
Other	—	—	(31)
Non-GAAP tax reconciling adjustments (1)	(1,167)	(3,231)	(1,286)
Other Adjustments:
Interest expense	746	741	808
Provision for income taxes on non-GAAP basis	2,013	1,582	1,273
Depreciation	150	148	142
Amortization of purchased intangibles and right-of-use assets	34	33	37
Adjusted EBITDA	$13,128	$12,218	$10,083

Weighted-average shares used in per share calculations - diluted on GAAP basis	4,888	4,889	4,836
Non-GAAP adjustment (2)	69	80	59
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	4,957	4,969	4,895

Net cash provided by operating activities	$8,260	$7,703	$6,113
Purchases of property, plant and equipment	(250)	(237)	(100)
Free cash flow	$8,010	$7,466	$6,013

Fiscal Quarter Ending
May 3,
Expected average diluted share count (3):	2026

Weighted-average shares used in per share calculation - diluted on GAAP basis	4,875
Non-GAAP adjustment (2)	69
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	4,944

(1) For the fiscal quarter ended November 2, 2025, non-GAAP tax reconciling adjustments included a one-time discrete non-cash tax benefit of $2.1 billion from the impact of lapses of statutes of limitations.
(2) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(3) Excludes the effects of potential share repurchases.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	February 1, 2026	November 2, 2025

ASSETS
Current assets:
Cash and cash equivalents	$14,174	$16,178
Trade accounts receivable, net	8,460	7,145
Inventory	2,962	2,270
Other current assets	6,466	5,980
Total current assets	32,062	31,573
Long-term assets:
Property, plant and equipment, net	2,599	2,530
Goodwill	97,801	97,801
Intangible assets, net	30,302	32,273
Other long-term assets	7,139	6,915
Total assets	$169,903	$171,092

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,112	$1,560
Employee compensation and benefits	864	2,129
Short-term debt	2,252	3,152
Other current liabilities	11,631	11,673
Total current liabilities	16,859	18,514
Long-term liabilities:
Long-term debt	63,805	61,984
Other long-term liabilities	9,367	9,302
Total liabilities	90,031	89,800

Stockholders’ equity:
Preferred stock	—	—
Common Stock	5	5
Additional paid-in capital	73,135	71,308
Retained earnings	6,520	9,761
Accumulated other comprehensive income	212	218
Total stockholders' equity	79,872	81,292
Total liabilities and equity	$169,903	$171,092

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended
	February 1, 2026	November 2, 2025	February 2, 2025

Cash flows from operating activities:
Net income	$7,349	$8,518	$5,503
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	2,003	2,085	2,032
Depreciation	150	148	142
Stock-based compensation	2,176	2,195	1,280
Deferred taxes and other non-cash taxes	(455)	(3,025)	(696)
Loss on debt extinguishment	55	20	65
Non-cash interest expense	72	71	97
Other	15	36	41
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(1,315)	(651)	(539)
Inventory	(692)	(90)	(148)
Accounts payable	534	118	241
Employee compensation and benefits	(1,261)	410	(908)
Other current assets and current liabilities	(692)	(809)	26
Other long-term assets and long-term liabilities	321	(1,323)	(1,023)
Net cash provided by operating activities	8,260	7,703	6,113
Cash flows from investing activities:
Purchases of property, plant and equipment	(250)	(237)	(100)
Purchases of investments	(114)	(336)	(105)
Sales of investments	244	101	18
Other	5	105	13
Net cash used in investing activities	(115)	(367)	(174)
Cash flows from financing activities:
Proceeds from long-term borrowings	4,474	4,971	2,986
Payments on debt obligations	(3,650)	(3,638)	(8,090)
Proceeds from (repayments of) commercial paper, net	—	(488)	3,980
Payments of dividends	(3,086)	(2,797)	(2,774)
Repurchases of common stock - repurchase program	(7,850)	—	—
Shares repurchased for tax withholdings on vesting of equity awards	—	—	(2,036)
Issuance of common stock	—	103	—
Other	(37)	(27)	(46)
Net cash used in financing activities	(10,149)	(1,876)	(5,980)

Net change in cash and cash equivalents	(2,004)	5,460	(41)
Cash and cash equivalents at beginning of period	16,178	10,718	9,348
Cash and cash equivalents at end of period	$14,174	$16,178	$9,307

Supplemental disclosure of cash flow information:
Cash paid for interest	$619	$699	$671
Cash paid for income taxes	$782	$755	$404